UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  10/30/2013

International Fuel Technology, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  000-25367

Nevada	88-0357508
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

7777 Bonhomme Avenue, Suite 1920
St. Louis, Missouri 63105
(Address of principal executive offices, including zip code)

(314) 727-3333
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.    Results of Operations and Financial Condition

On October 30, 2013, International Fuel Technology, Inc. ("IFT" or the "Company") provided an update on its commercial activities. The information provided under Item 8.01 of this current report on Form 8-K is incorporated herein by reference.

Item 8.01.    Other Events

IFT is providing an update on its commercial activities.

To date IFT has received purchase orders of over $500,000 for fiscal year 2013. Based on discussions with distribution partners and the timing of certain larger expected orders, total revenues for fiscal year 2013 could reach the $700,000 range. Some of the key areas of progress are summarized below.

Bio-Diesel: IFT's PerfoLiFT(TM) BD-Series, one of the top performing fuel additive formulations for stabilizing bio-diesel fuel blends, is being sold to bio-diesel manufacturers in Europe, South America and the U.S.

Primarily through the efforts of distribution partners Nordmann Rassmann (Europe); NextGroup Brazil (South America); and FM Logistics (U.S.), IFT is selling PerfoLiFT(TM) to many bio-diesel manufacturers including: Cargill; Bunge; Petrobras; Expur; Ambrosia Oils; Preol; and White Mountain Bio-Diesel.

IFT is also in discussions to provide PerfoLiFT(TM) to: Archer Daniels Midland; Shell Germany; Renewable Energy Group; and many others.

European Rail: The Company's efforts with ATOC (The Association of Passenger Rail Operators in the U.K.) at London Midlands, with a large consortium of interested stakeholders from all aspects of the rail industry, continues to be one of the most important opportunities for IFT. A final phase process is scheduled to conclude in early Q2 of 2014.

IFT's DiesoLiFT(TM) FEB is being used in the field validation process. DiesoLiFT(TM) FEB is a combination of DiesoLiFT(TM) 10, IFT's top performing fuel additive formulation for improving fuel economy, and PerfoLiFT(TM). IFT developed DiesoLiFT(TM) FEB to address the growing use and proliferation of bio-diesel fuel blends in Europe.

In addition to ATOC, the groups involved in this process include: Interfleet Technology, a world-renowned rail consultant; Porterbrook, the equipment leasing company; and LH Group, the third party maintenance group. This process is expected to provide a clear path to revenues with numerous ATOC operators.

Through the efforts of distribution partner Unipart Rail, IFT is also set to commence a field validation process with one of the primary freight rail operators in the U.K.

Finally, the Company is in the final evaluation phase with rail operators in Belgium and Romania.

European Road Transport: Primarily through the efforts of distribution partner EFC (Environmental Fuel Conditioners) in the U.K., IFT is involved in commercial opportunities with over a dozen road transport fleet operators (bus and truck).

Sales have been made and the Company expects the efforts of EFC to produce meaningful revenues from road transport operators going forward.

For example, EFC recently signed a three-year supply agreement with Blackpool Transport to supply DiesoLiFT(TM) 10. Blackpool is part of ALBUM, the Association of Local Bus Company Managers in the U.K. This supply agreement has opened the door with numerous other ALBUM members.

U.S. Road Transport: IFT has a number of clients who have been using DiesoLiFT(TM) 10 for years. The product continues to provide them with fuel economy benefits and a reduction in maintenance expenses.

In addition, IFT expects to conclude in November a process with one of the largest municipal fleets in the country. Part of the process is complete and fuel economy improvements of more than 5% have been realized. When the test is complete, IFT expects to obtain a report from a state of the art, EPA certified facility detailing the test process with fuel economy gains and emissions reductions demonstrated by DiesoLiFT(TM) 10 use.

A successful conclusion to this process will provide a clear path to commercial opportunities and revenues with numerous road transport fleets that IFT is currently in discussions with.

U.S. Independent Sales Representative Program: IFT has launched a program to attract independent sales representatives ("ISAs") to the Company. As detailed on IFT's web site, the program provides an opportunity for ISAs to sell the Company's product and be compensated with commissions and an equity interest in IFT. The program has already yielded a number of commercial opportunities for IFT.

FORWARD LOOKING STATEMENTS:
Some statements contained in this 8-K may be forward-looking within the meaning of the safe harbor clause of the Private Securities Litigation Reform Act of 1995 including, but not limited to, statements as to commercialization of the Company's products and business development activities. Editors and investors are cautioned that such forward-looking statements involve risks and uncertainties that may cause the Company's actual results to differ materially from such forward-looking statements. These risks and uncertainties include, but are not limited to, the Company's ability to generate revenues and other factors as described in the Company's literature and filings with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

International Fuel Technology, Inc.

Date: October 30, 2013	By:	/s/ Jonathan R. Burst
Jonathan R. Burst
Chief Exective Officer